SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 9, 2005

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On February 9, 2005, Sunrise Telecom Incorporated (the "Company") issued a press release and will hold a conference call regarding its financial results for the quarter ended December 31, 2004. A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements, including sales expectations and estimates for the first quarter of 2005 and the ability to generate growth and deliver value to stockholders, in the press release and during the conference call.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K under this Item 2.02, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP results of operations in the attached press release as supplemental information about its operating results. These measures are not in accordance with or an alternative to GAAP and may be different than measures used by other companies. The non-GAAP results of operations eliminate certain items of expenses and losses from cost of goods sold, operating expenses, and income tax expense. The Company's management believes that these non-GAAP financial measures help investors to evaluate the current operational and financial performance of the Company's business. The Company discloses this information along with a reconciliation of the non-GAAP financial measures to the comparable GAAP measures. This allows investors to evaluate the details and general nature of the adjustments made to the GAAP financial measures.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 8, 2005, Sunrise Telecom Incorporated (the "Company") appointed Richard Kent as Chief Financial Officer. The press release issued by the Company on February 9, 2005 announcing this appointment is attached as Exhibit 99.1 to this report.

Mr. Kent, age 48, was Vice-President of Finance from February 2003 to January 2005 at Natural Selection Foods, LLC, a producer of organic fruits and vegetables. Prior to his employment with Natural Selection Foods, he was Managing Director from June 2002 to February 2003 at RAMP Partners, an accounting and financial management firm. Mr. Kent served as Chief Financial Officer, Chief Operating Officer and Corporate Secretary from January 1997 to January 2002 at Cidco Incorporated, a publicly-traded producer of telecommunications products and personal Internet communications products and services. Mr. Kent is a member of the American Institute of Certified Public Accountants.

Mr. Kent's initial base salary is $207,000 and he is eligible for an annual cash bonus based on Company performance. Mr. Kent is entitled to participate in employee benefit plans on terms no less favorable than those available to other Company senior executives. Upon commencement of employment with the Company, Mr. Kent is entitled to a sign-on bonus of $30,000. On February 8, 2005, the Company also granted Mr. Kent an option to purchase 100,000 shares of the Company's common stock. The option was granted at "fair market value" or $3.20 per share, the Company's closing price as reported by the NASDAQ Stock Market on that date.

If Mr. Kent's employment is terminated by the Company as a result of a Change in Control of the Company (as defined in his offer letter) within twelve (12) months after such Change in Control or as a part of a reduction in force of five percent (5%) or more of the domestic employee workforce, then Mr. Kent is entitled to the following:

(i)	the 100,000 share stock option award granted to him upon commencement of employment will become fully vested and immediately exercisable, and

(ii)	he will be entitled to receive up to $100,000 depending on the date of his termination.

Item 9.01 Financial Statements and Exhibits

(C) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on February 9, 2005 announcing financial results for the three months ended December 31, 2004 and Richard Kent as Chief Financial Officer.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: February 9, 2005	By:	/s/ PAUL A. MARSHALL
Paul A. Marshall Chief Operating Officer and Acting Chief Financial Officer

3

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on February 9, 2005 announcing financial results for the three months ended December 31, 2004 and Richard Kent as Chief Financial Officer.

4

EXHIBIT 99.1

At Sunrise Telecom Incorporated

Paul Marshall

Acting Chief Financial Officer

(408) 363-8000

For Immediate Release

SUNRISE TELECOM REPORTS $20.1 MILLION SALES FOR FOURTH QUARTER OF 2004

- 12% Sales Growth for the Year -
- Fourth Quarter GAAP earnings per share of $0.02 -
- Board of Directors declares $0.05 per share dividend -
- Rick Kent named CFO -

SAN JOSE, CA, February 9, 2004-Sunrise Telecom Incorporated (Nasdaq: SRTI), a leading provider of service verification equipment for telecommunications, cable broadband and Internet networks, today reported sales for the fourth quarter of 2004 of $20.1 million, compared with $12.7 million in the third quarter of 2004 and $20.4 million in the prior year fourth quarter. Diluted GAAP net income per share was $0.02, compared with a GAAP net loss of $(0.04) per share in the third quarter and with a GAAP net income of $0.04 per share for the fourth quarter of 2003. Backlog at quarter-end was $5.3 million, compared with $5.7 million at the end of the third quarter of 2004.

Sales for the full year 2004 were $61.7 million, up 12% from $54.9 million for 2003. GAAP net loss per share for 2004 was $(0.15) compared with GAAP net loss per share of $(0.08) in 2003. Excluding amortization of acquisition-related intangible assets, stock-based compensation expense, and a one-time charge for establishing a valuation allowance on deferred tax assets, all of which are non-cash expenses, non-GAAP net income in 2004 was $0.03 per share, compared to a non-GAAP loss of $(0.02) for 2003. Refer to the "Reconciliation of Non-GAAP Adjustments" in the financial tables section of this release for a detailed presentation of the differences between GAAP and non-GAAP financial measures.

Based on Sunrise's performance in 2004, business outlook for 2005 and the company's cash position, the Board of Directors declared a dividend of 5 cents per share. The dividend will be paid on March 4th, 2005 to stockholders of record as of February 22, 2005.

Sunrise Telecom President and CEO, Paul Chang, said, "We are very pleased with this quarter's performance that was strong across all product groups. Sunrise is leveraging several major trends in the communications industry to generate growth and deliver value to our stockholders. Among these trends are the FTTx expansion cycle driving our optical business, aggressive VoIP deployments by cable operators benefiting our broadband group, and the increased migration of businesses to Ethernet which boosts carrier demand for our Ethernet testing solutions."

Financial Results Summary

(In thousands, except per share and percentage data)

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
GAAP Financial Results:
Net Sales	$20,139	$12,725	$20,444	$61,669	$54,949
Operating income (loss)	$937	$(2,042)	$2,822	$(349)	$(7,220)
Net income (loss)	$933	$(2,155)	$1,974	$(7,695)	$(3,870)
EPS	$0.02	$(0.04)	$0.04	$(0.15)	$(0.08)
Shares used in computation	51,312	50,504	50,913	50,426	49,750
Gross profit percentage	67%	69%	69%	70%	65%

Non-GAAP Financial Results:
Operating income (loss)	$1,489	$(1,387)	$3,876	$2,882	$(2,167)
Net income (loss)	$1,265	$(1,762)	$2,617	$1,593	$(788)
EPS	$0.02	$(0.03)	$0.05	$0.03	$(0.02)
Shares used in computation	51,312	50,504	50,913	51,291	49,750

Backlog, at end of quarter	$5,294	$5,727	$6,400	5,294	6,400

Refer to the "Reconciliation of GAAP to Non-GAAP Financial Measures" in the financial tables section of this release for a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

The Key Achievements for the Quarter:

-
Major standardization win for Sunrise's modular testing platform for optical networks, STT: Sunrise has been selected by a Tier-1 North American service provider as the sole vendor for all testing needs related to the carrier's OC-192 over DWDM deployment as part of their metro expansion efforts. Sunrise is scheduled to meet an aggressive plan to deploy an STT in each major central office throughout the service provider's region.

-
Large contract shipment for 3G Master, Sunrise's advanced wireless protocol analyzer: During the fourth quarter, Sunrise shipped a large order of 3G Master to a Tier-1 European wireless service provider contributing to the sequential growth of protocol revenues in excess of 170%. The contract served as an important proof point for Sunrise's international expansion as well as the Company's efforts in ramping sales of its new strategic solutions. Sunrise is currently in discussions with another major wireless provider in Europe regarding a potential order for 3G Master of a similar magnitude.

-
New product announcement: Sunrise introduced an ADSL2+ testing module on its handheld MTT platform for access networks. The new module supports multiple deployed and emerging ADSL technologies, including the recent ITU-T ADSL2+ (G.992.5) standard targeted for the combined triple-play of voice, internet, and video services. Sunrise is currently in field trials for ADSL2+ testing with a Tier-One North American carrier and a number of international service providers.

Fourth Quarter Financial Highlights

In the fourth quarter of 2004, Sunrise Telecom recorded gross margin of 67% of sales. Gross margin was 69% of sales for both the third quarter of 2004 and the fourth quarter of 2003.

GAAP income from operations was $0.9 million in the fourth quarter of 2004, compared with a GAAP loss from operations of ($2.0) million in the third quarter of 2004 and GAAP income from operations of $2.8 million in the fourth quarter of 2003.

Rick Kent Appointed CFO

The company also announced that Rick Kent was named CFO on February 8, 2005. Mr. Kent comes to Sunrise with 26 years of experience in accounting and finance. His recent professional experience includes 5 years as CFO at a publicly-traded telecom equipment provider, Cidco, that was acquired by Earthlink during his tenure. Mr. Kent also served as corporate controller at a privately held testing and measurement company, Wiltron. Said Paul Marshall, COO and former Acting CFO, "I'm pleased to have Rick on board to manage the growing reporting responsibilities we shoulder, to provide us with strategic counsel on the financial impacts of various initiatives we consider, and to help drive the company to better performance.

Outlook

Added Paul Marshall, "Our first quarter is typically seasonally weak, and we expect our sales to be sequentially down, in the range of $10 to $14 million. However, we will continue to benefit from many of the positive trends that we saw in the fourth quarter as our customers vigorously pursue their strategic initiatives in the coming year. One of the key objectives of Sunrise's management is to deliver improved growth and profitability to our stockholders in 2005. Customer initiatives which we anticipate will drive us toward this result include the mobility network upgrades, the stretch to deploy voice and video over IP in cable and telecom companies, and the accelerating growth of Ethernet private line transmission and networking services provided by the telecom operators for their business customers."

Conference Call

Sunrise Telecom will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time), during which Paul Chang, President and Chief Executive Officer, and Paul Marshall, Acting Chief Financial Officer, will further discuss these results and Sunrise Telecom's outlook. To listen to the call, please dial (800) 915-4836 at least five minutes prior to the start. This call can also be accessed via web cast at the Investors/Governance section of the company's Web site at www.sunrisetelecom.com. A web replay will also be available for at least two weeks at this same web address.

About Sunrise Telecom Incorporated

Sunrise Telecom Incorporated manufactures and markets service verification equipment to pre-qualify, verify, and diagnose telecommunications, cable broadband and Internet networks. Sunrise Telecom's products offer broad functionality, leading-edge technology, and compact size to test a variety of new broadband services. These services include wireline access (including DSL), fiber optics, cable broadband, cable modem, and signaling networks. Sunrise Telecom's products are designed to maximize technicians' effectiveness in the field and to provide realistic network simulations for equipment manufacturers to test their products. Sunrise Telecom was founded in 1991 and is based in San Jose, California. Sunrise Telecom distributes its products throughout six continents through a network of sales representatives, distributors and a direct sales force. For more information, visit Sunrise Telecom's Web site at www.sunrisetelecom.com.

Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including sales expectations and estimates for the first quarter of 2005, and the ability to generate growth and deliver value to stockholders, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom's new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom's ability to manage growth and slowdowns; the uncertain impact of the cost cutting measures Sunrise Telecom has taken to date and those that Sunrise Telecom may take in the future; and the loss of key personnel. These risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2003 and its Forms 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$33,781	$39,885
Accounts receivable, net	15,111	13,112
Inventories	13,265	7,286
Prepaid expenses and other assets	1,305	577
Deferred tax assets	303	5,604

Total current assets	63,855	66,464

Property and equipment, net	27,176	26,929
Restricted cash	305	106
Marketable Securities	1,433	2,133
Goodwill	12,729	12,815
Intangible assets, net	3,249	5,869
Deferred tax assets	7	1,660
Other assets	738	631

Total assets	$109,492	$116,607

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of notes payable	$223	$382
Accounts payable	2,190	1,729
Other accrued expenses	8,788	8,979
Income taxes payable	1,629	23
Deferred revenue	459	660

Total current liabilities	13,289	11,773

Notes payable, less current portion	882	1,095
Deferred revenue	129	178
Other liabilities	2	4

Stockholders' equity:
Common stock, $0.001 par value per share; 175,000,000 shares authorized; 52,454,531 and 51,827,926 shares issued as of December 31, 2004 and December 31, 2003, respectively; 50,702,652 and 50,076,047 shares outstanding as of December 31, 2004 and December 31, 2003, respectively	51	50
Additional paid-in capital	69,993	69,099
Deferred stock-based compensation	—	(267)
Retained earnings	23,092	33,294
Accumulated other comprehensive income	2,054	1,381

Total stockholders' equity	95,190	103,557

Total liabilities and stockholders' equity	$109,492	$116,607

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Net sales	$20,139	$20,444	$61,669	$54,949
Cost of sales	6,571	6,335	18,367	19,304

Gross profit	13,568	14,109	43,302	35,645

Operating expenses:
Research and development	4,613	4,063	16,150	16,087
Selling and marketing	5,207	4,656	17,632	16,964
General and administrative	2,811	2,568	9,869	9,814

Total operating expenses	12,631	11,287	43,651	42,865

Loss from operations	937	2,822	(349)	(7,220)
Other income, net	267	413	899	875

Loss before income taxes	1,204	3,235	550	(6,345)
Income tax expense (benefit)	271	1,261	8,245	(2,475)

Net loss	$933	$1,974	$(7,695)	$(3,870)

Loss per share:
Basic	$0.02	$0.04	$(0.15)	$(0.08)

Diluted	$0.02	$0.04	$(0.15)	$(0.08)

Shares used in per share computation:
Basic	50,606	49,999	50,426	49,750

Diluted	51,312	50,913	50,426	49,750

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Twelve Months Ended December 31,
	2004	2003
Cash flows from operating activities:
Cash received from customers	$59,860	$54,241
Cash paid to suppliers and employees	(62,612)	(52,031)
Income taxes refunded (paid), net	596	2,256
Interest and other receipts, net	614	1,337

Net cash provided by (used in) operating activities	(1,542)	5,803

Cash flows from investing activities:
Sales of marketable securities, net	794	1,036
Capital expenditures	(3,945)	(2,517)
Acquisition of businesses, net of cash acquired	—	(554)
Repayment of loan to related party	—	1,050

Net cash used in investing activities	(3,151)	(985)

Cash flows from financing activities:
Increase in restricted cash	(199)	—
Proceeds from notes payable	161	42
Payments on notes payable	(251)	(440)
Dividends paid	(2,507)	(1,994)
Net proceeds from issuance of common stock	663	437
Proceeds from exercise of stock options	232	278

Net cash used in financing activities	(1,901)	(1,677)

Effect of exchange rate changes on cash and cash equivalents	580	304

Net decrease in cash and cash equivalents	(6,014)	3,445
Cash and cash equivalents at the beginning of the period	39,885	36,440

Cash and cash equivalents at the end of the period	$33,871	$39,885

SUNRISE TELECOM INCORPORATED

DETAILS OF NET SALES

(In thousands, unaudited)

	Three Months Ended
	December 31, 2004		September 30, 2004		December 31, 2003
By Product:
Wire line access	$7,770	39%	$4,869	38%	$10,301	50%
Cable broadband	4,666	23%	3,828	30%	4,415	22%
Fiber optics	4,873	24%	2,985	24%	4,573	22%
Protocol	2,830	14%	1,043	8%	1,155	6%

	$20,139		$12,725		$20,444

	Three Months Ended
	December 31, 2004		September 30, 2004		December 31, 2003
By Region:
North America (United States and Canada)	$10,782	54%	$7,136	56%	$13,354	65%
Asia/Pacific	3,076	15%	3,332	26%	4,038	20%
Europe/Africa/Middle East	5,616	28%	1,974	16%	2,470	12%
Latin America	665	3%	283	2%	582	3%

	$20,139		$12,725		$20,444

SUNRISE TELECOM INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data, unaudited)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sunrise Telecom Incorporated provides non-GAAP results of operations as supplemental information about its operating results. These results are not in accordance with or an alternative to GAAP and may be different than non-GAAP measures used by other companies. The non-GAAP results of operations eliminate certain items of expenses and losses from cost of goods sold, operating expenses, and income tax expense. Sunrise Telecom's management believes that these non-GAAP financial measures help investors to evaluate the current operational and financial performance of Sunrise Telecom's business. Sunrise Telecom discloses this information along with the following reconciliation of the non-GAAP financial measures to the comparable GAAP measures. This allows investors to evaluate the details and general nature of the adjustments made to the GAAP financial measures.

	Three Months Ended			Nine Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003	September 30, 2004	September 30, 2003
Income (loss) from operations - GAAP	$937	$(2,042)	$2,822	$(349)	$(7,220)

Adjustments:
Amortization of acquisition-related intangible assets	552	655	740	2,965	3,253
Stock-based compensation expense	—	—	314	266	1,800

Income (loss) from operations - Non-GAAP	$1,489	$(1,387)	$3,876	$2,882	$(2,167)

	Three Months Ended			Nine Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Net income (loss) - GAAP	$933	$(2,155)	$1,974	$(7,695)	$(3,870)

Adjustments:
Amortization of acquisition-related intangible assets, net of tax	332	393	451	1,779	1,984
Stock-based compensation expense, net of tax	—	—	192	160	1,098
Charge for valuation allowance on deferred tax assets	—	—	—	7,349	—

Net income (loss) - Non-GAAP	$1,265	$(1,762)	$2,617	$1,593	$(788)

Earnings (loss) per share:
Basic - GAAP	$0.02	$(0.04)	$0.04	$(0.15)	$(0.08)

Basic - Non-GAAP	$0.02	$(0.03)	$0.05	$0.03	$(0.02)

Diluted - GAAP	$0.02	$(0.04)	$0.04	$(0.15)	$(0.08)

Diluted - Non-GAAP	$0.02	$(0.03)	$0.05	$0.03	$(0.02)

Shares used in computing earnings (loss) per share:
Basic - GAAP	50,606	50,504	49,999	50,426	49,750

Basic - Non-GAAP	50,606	50,504	49,999	50,426	49,750

Diluted - GAAP	51,312	50,504	50,913	50,426	49,750

Diluted - Non-GAAP	51,312	50,504	50,913	51,291	49,750

SUNRISE TELECOM INCORPORATED

SUMMARY OF CERTAIN NONCASH EXPENSES

(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated's Condensed Consolidated Statements of Operations, as required by GAAP.

	Three Months Ended		Nine Months Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Amortization of acquisition-related intangible assets included in general and administrative	$552	$740	$2,965	$3,253

Amortization of deferred stock-based compensation:
Included in cost of sales	$—	$61	$40	$267
Included in research and development	—	102	84	628
Included in selling and marketing	—	73	89	534
Included in general and administrative	—	78	53	371

	$—	$314	$266	$1,800

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